Exhibit 5.6

May 7, 2013

CONSENT OF CHRISTOPHER JACOBS

United States Securities and Exchange Commission

Gentlemen:

In connection with Silver Wheaton Corp.’s (the “Company”) Registration Statement on Form F-10 (File No. 333-185152) (the “Registration Statement”), I, Christopher Jacobs, CEng MIMMM, Vice President and Mining Economist, Micon International Ltd., hereby consent to the inclusion in, or incorporation by reference into, the Company’s Registration Statement of the following:

1.	Technical Report on the Mineral Reserves and Mineral Resources of the Salobo Copper-Gold Mine Carajas, Pará State, Brazil, effective dated March 19, 2013.

Yours truly,

/s/ Christopher Jacobs
Christopher Jacobs, CEng MIMMM
Vice President and Mining Economist
Micon International Ltd.